EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 91 to the Registration Statement (the “Registration Statement”) of MFS Series Trust I (the “Trust”) (File Nos. 33-7638 and 811-4777), of my opinion dated September 13, 2018, appearing in Post-Effective Amendment No. 81 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 13, 2018.

 AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

December 26, 2024